Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Second Quarter 2021 Results

Second Quarter 2021 Results

•Net Income Attributable to Common Stockholders of $0.69 Per Diluted Share for Second Quarter 2021 Compared to $0.60 Per Diluted Share for Second Quarter 2020
•Funds from Operations of $1.47 Per Share for Second Quarter 2021 Compared to $1.33 Per Share for Second Quarter 2020, an Increase of 10.5%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 5.6% on a Cash Basis and 5.9% on a Straight-Line Basis for Second Quarter 2021 Compared to the Same Period in 2020
•98.3% Leased and 96.8% Occupied as of June 30, 2021; Average Occupancy of 96.8% for Second Quarter 2021
•Rental Rates on New and Renewal Leases Increased an Average of 31.2% on a Straight-Line Basis
•Acquired 79,000 Square Feet of Operating Properties for $9 Million and 264,000 Square Feet of Value-Add Properties for $20 Million
•Started Construction of Five Development Projects Containing 972,000 Square Feet with Projected Total Costs of $134 Million
•Transferred Six 100% Leased Development and Value-Add Projects (926,000 Square Feet) to the Real Estate Portfolio
•Development and Value-Add Program Consisted of 16 Projects in 12 Cities (3.0 Million Square Feet) at June 30, 2021 with a Projected Total Investment of $329 Million
•Declared 166th Consecutive Quarterly Cash Dividend: $0.79 Per Share
•Closed on $125 Million of Senior Unsecured Notes With a Fixed Interest Rate of 2.74%
•Expanded Borrowing Capacity of Unsecured Bank Credit Facilities from $395 Million to $475 Million with Full Capacity Available as of June 30, 2021; Added a Sustainability Metric to the Credit Agreement
•Issued 370,177 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $162.08 Per Share for Aggregate Net Proceeds of $59 Million

JACKSON, MISSISSIPPI, July 27, 2021 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and six months ended June 30, 2021.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team and portfolio continue to exceed our projections. Year-to-date we’re pleased with our performance, and given the demand we’re seeing, we don’t foresee a disruption to this momentum. In short, we like where we stand today, and longer term, we remain bullish on the growth prospects of our shallow bay last mile Sunbelt market portfolio.”

EARNINGS PER SHARE

Three Months Ended June 30, 2021
On a diluted per share basis, earnings per common share (“EPS”) were $0.69 for the three months ended June 30, 2021, compared to $0.60 for the same period of 2020. The Company’s property net operating income (“PNOI”)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

increased by $7,379,000 ($0.18 per share) for the three months ended June 30, 2021, as compared to the same period of 2020. Depreciation and amortization expense increased by $2,779,000 ($0.07 per share) during the three months ended June 30, 2021, as compared to the same period of 2020.

Six Months Ended June 30, 2021
Diluted EPS for the six months ended June 30, 2021 were $1.37 compared to $1.20 for the same period of 2020. PNOI increased by $14,747,000 ($0.37 per share) for the six months ended June 30, 2021, as compared to the same period of 2020. Depreciation and amortization expense increased by $5,200,000 ($0.13 per share) during the six months ended June 30, 2021, as compared to the same period of 2020.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended June 30, 2021
For the three months ended June 30, 2021, funds from operations attributable to common stockholders (“FFO”) were $1.47 per share compared to $1.33 per share during the same period of 2020, an increase of 10.5%.

PNOI increased by $7,379,000, or 11.5%, during the three months ended June 30, 2021, compared to the same period of 2020. PNOI increased $3,615,000 from same property operations (based on the same property pool), $3,417,000 from newly developed and value-add properties, and $642,000 from 2020 and 2021 acquisitions; PNOI decreased $310,000 from operating properties sold in 2020.

The same property pool PNOI Excluding Income from Lease Terminations increased 5.9% on a straight-line basis for the three months ended June 30, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 5.6%.

On a straight-line basis, rental rates on new and renewal leases (5.2% of total square footage) increased an average of 31.2% during the three months ended June 30, 2021.

Six Months Ended June 30, 2021
FFO for the six months ended June 30, 2021, was $2.92 per share compared to $2.65 per share during the same period of 2020, an increase of 10.2%.

PNOI increased by $14,747,000, or 11.6%, during the six months ended June 30, 2021, compared to the same period of 2020. PNOI increased $7,529,000 from same property operations (based on the same property pool), $6,474,000 from newly developed and value-add properties, and $1,285,000 from 2020 and 2021 acquisitions; PNOI decreased $544,000 from operating properties sold in 2020.

The same property pool PNOI Excluding Income from Lease Terminations increased 6.1% on a straight-line basis for the six months ended June 30, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 5.8%.

On a straight-line basis, rental rates on new and renewal leases (11.0% of total square footage) increased an average of 28.3% during the six months ended June 30, 2021.

The same property pool for the three and six months ended June 30, 2021 includes properties which were included in the operating portfolio for the entire period from January 1, 2020 through June 30, 2021; this pool is comprised of properties containing 41,305,000 square feet.

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

As of July 26, 2021, the Company had collected 99.4% of its rental income charges for January through July 2021. Also as of July 26, 2021, the Company had collected 97.7% of amounts due through June 30, 2021 pursuant to deferral agreements with tenants.

ACQUISITIONS

In May, EastGroup purchased Access Point 2, a recently constructed 159,000 square foot building, for $10.7 million. The property, which was 29% leased as of July 26, 2021, is adjacent to the Company’s recently acquired Access Point 1 property in the I-385 South submarket in Greenville, South Carolina and is currently in the lease-up phase of the development and value-add portfolio.

During June, EastGroup acquired Southpark Distribution Center 2 in Phoenix, Arizona for $9.2 million. The 79,000 square foot distribution building is 100% occupied. This acquisition increased the Company’s ownership in the Chandler submarket of Phoenix to 834,000 square feet, all of which are currently 100% leased.

Also in June, EastGroup purchased Cherokee 75 Business Center 2, another recently constructed distribution facility which is 100% leased and contains 105,000 square feet, for $8.8 million. The property is located within the Northwest submarket of Atlanta, where the Company’s recently acquired Cherokee 75 1 and Northpoint 200 properties are located, and is currently in the lease-up phase of the development and value-add portfolio.

In June, the Company acquired 15.1 acres of development land in the I-20 West submarket of Atlanta for $289,000. This site is contiguous to the 11.4 acre parcel known as Blairs Bridge land acquired in December 2020. The two parcels will be combined, and EastGroup has increased the originally planned 120,000 square foot building to a 155,000 square foot building on the site.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the second quarter of 2021, EastGroup began construction of five new development projects in four different cities. The buildings will contain a total of 972,000 square feet and have projected total costs of $134.0 million.

The development projects started during the first six months of 2021 are detailed in the table below:

Development Projects Started in 2021	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Speed Distribution Center	San Diego, CA	519,000	01/2022	$88,600
Grand Oaks 75 3	Tampa, FL	136,000	07/2022	12,000
Horizon West 2 & 3	Orlando, FL	210,000	09/2022	18,200
CreekView 9 & 10	Dallas, TX	145,000	12/2022	17,200
Tri-County Crossing 5	San Antonio, TX	105,000	01/2023	10,300
SunCoast 12	Fort Myers, FL	79,000	02/2023	8,000
Tri-County Crossing 6	San Antonio, TX	124,000	05/2023	9,900
Total Development Projects Started		1,318,000		$164,200

At June 30, 2021, EastGroup’s development and value-add program consisted of 16 projects (3,013,000 square feet) in 12 cities. The projects, which were collectively 53% leased as of July 26, 2021, have a projected total cost of $329.0 million, of which $134.0 million remained to be spent as of June 30, 2021.

During the second quarter of 2021, EastGroup transferred six projects to the real estate portfolio (at the earlier of 90% occupancy or one year after completion/value-add acquisition date). The projects, which are located in Austin, San Antonio, Houston, Phoenix, Miami and Fort Myers, contain 926,000 square feet and were 100% leased as of July 26, 2021.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The development and value-add properties transferred to the real estate portfolio during the first six months of 2021 are detailed in the table below:

Development and Value-Add Properties Transferred to the Real Estate Properties Portfolio in 2021	Location	Size	Conversion Date	Cumulative Cost as of 6/30/21	Percent Leased as of 7/26/21
		(Square feet)		(In thousands)

Gilbert Crossroads A & B	Phoenix, AZ	140,000	01/2021	$16,969	100%
CreekView 7 & 8	Dallas, TX	137,000	03/2021	17,691	100%
Hurricane Shoals 3	Atlanta, GA	101,000	03/2021	10,342	100%
Northpoint 200 (1)	Atlanta, GA	79,000	03/2021	6,881	100%
Rancho Distribution Center (1)	Los Angeles, CA	162,000	03/2021	27,375	100%
World Houston 44	Houston, TX	134,000	05/2021	9,018	100%
Gateway 4	Miami, FL	197,000	06/2021	23,366	100%
Interstate Commons 2 (1)	Phoenix, AZ	142,000	06/2021	12,299	100%
Settlers Crossing 3 & 4	Austin, TX	173,000	06/2021	19,982	100%
SunCoast 7	Fort Myers, FL	77,000	06/2021	7,659	100%
Tri-County Crossing 3 & 4	San Antonio, TX	203,000	06/2021	15,715	100%
Total Projects Transferred		1,545,000		$167,297	100%

Projected Stabilized Yield (2)	7.0%

(1) These value-add projects were acquired by EastGroup.
(2) Weighted average yield based on estimated annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of Americas Ten 2 in El Paso, Texas, which will contain 168,000 square feet and has a projected total cost of $14.1 million.

DIVIDENDS

EastGroup declared a cash dividend of $0.79 per share in the second quarter of 2021. The second quarter dividend, which was paid on July 15, 2021, was the Company’s 166th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 28 consecutive years and has increased it 25 years over that period, including increases in each of the last nine years.  The annualized dividend rate of $3.16 per share yielded 1.8% on the closing stock price of $175.80 on July 26, 2021.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 16.6% at June 30, 2021.  The Company’s interest and fixed charge coverage ratio was 8.21x for the second quarter of 2021 and 8.09x for the six months ended June 30, 2021. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.90x and 4.94x for the three and six months ended June 30, 2021, respectively. EBITDAre is a non-GAAP financial measure defined under Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the second quarter, EastGroup issued and sold 370,177 shares of common stock under its continuous common equity offering program at an average price of $162.08 per share, providing aggregate net proceeds to the Company of approximately $59 million. During the six months ended June 30, 2021, EastGroup issued and sold 687,715 shares of common stock under its continuous common equity program at an average price of $152.68 per share, providing aggregate net proceeds to the Company of approximately $104 million.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

As previously announced, the Company and a group of lenders agreed to terms on the private placement of $125 million of senior unsecured notes with a fixed interest rate of 2.74% and a 10-year term. The notes dated April 8, 2021, were issued and sold on June 10, 2021 and require interest-only payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Also in June, EastGroup amended and restated its unsecured revolving credit facilities which previously were scheduled to mature in July 2022 and now mature in July 2025. The capacity on the Company’s $350 million revolving credit facility was increased to $425 million with a group of nine banks. The capacity on EastGroup’s $45 million working cash line of credit facility was increased to $50 million. The interest rate was reduced from LIBOR plus 100 basis points to an initial rate of LIBOR plus 77.5 basis points, and the annual facility fee was reduced from 20 basis points to an initial rate of 15 basis points on both facilities. The margin and facility fee are subject to changes in the Company’s credit ratings. The facility also includes a sustainability-linked pricing component pursuant to which, if the Company meets certain sustainability performance targets, the applicable interest margin will be reduced by one basis point.

OUTLOOK FOR 2021

EPS for 2021 is now estimated to be in the range of $2.65 to $2.75.  Estimated FFO per share attributable to common stockholders for 2021 is now estimated to be in the range of $5.83 to $5.93. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. The Company assumes no obligation to update publicly any forward-looking statements, including its outlook for 2021, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q3 2021	Y/E 2021	Q3 2021	Y/E 2021
	(In thousands, except per share data)

Net income attributable to common stockholders	$26,366	106,827	27,986	110,857
Depreciation and amortization	32,611	128,239	32,611	128,239
Funds from operations attributable to common stockholders	$58,977	235,066	60,597	239,096

Diluted shares	40,521	40,308	40,521	40,308
Per share data (diluted):
Net income attributable to common stockholders	$0.65	2.65	0.69	2.75
Funds from operations attributable to common stockholders	1.46	5.83	1.50	5.93

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2021	April Earnings Release Guidance for Year 2021	Actual for Year 2020
FFO per share	$5.83 - $5.93	$5.74 - $5.84	$5.38
FFO per share increase over prior year	9.3%	7.6%	8.0%
Same PNOI growth: cash basis(1)	4.7% - 5.7%(2)	3.9% - 4.9%(2)	3.2%
Average month-end occupancy	96.3% - 97.3%	96.1% - 97.1%	96.7%
Lease termination fee income	$850,000	$800,000	$709,000
Reserves for uncollectible rent (No identified bad debts for remainder of year)	$950,000	$1.1 million	$2.8 million
Development starts:
Square feet	2.4 million	2.1 million	851,000
Projected total investment	$275 million	$210 million	$91 million
Value-add property acquisitions (Projected total investment)	$35 million	$35 million	$29 million
Operating property acquisitions	$10 million	$10 million	$49 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$60 million	$60 million	$21 million
Unsecured debt closing in period	$250 million at 2.58% weighted average interest rate	$250 million at 2.58% weighted average interest rate	$275 million at 2.56% weighted average interest rate
Common stock issuances	$185 million	$140 million	$94 million
General and administrative expense	$17.1 million	$17.8 million	$14.4 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.

(2) Includes properties which have been in the operating portfolio since 1/1/20 and are projected to be in the operating portfolio through 12/31/21; includes 40,832,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. This ratio provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company’s current operations on Wednesday, July 28, 2021, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-877-240-5772 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, August 4, 2021.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 10158233), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), an S&P MidCap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 48.7 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•the duration and extent of the impact of the coronavirus (“COVID-19”) pandemic, including as a result of any COVID-19 variants or as affected by the rate and efficacy of COVID-19 vaccines, and any related orders or other formal recommendations for social distancing on our business operations or the business operations of our tenants (including their ability to timely make rent payments) and the economy generally;
•disruption in supply and delivery chains;
•the general level of interest rates and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to when and the conditions under which current or potential tenants will be able to operate physical locations in the future;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the outbreak of COVID-19;
•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to retain key personnel;
•the consequences of future terrorist attacks or civil unrest; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUES
Income from real estate operations	$99,562	89,500	197,479	178,077
Other revenue	13	215	27	266
	99,575	89,715	197,506	178,343
EXPENSES
Expenses from real estate operations	28,057	25,351	55,877	51,180
Depreciation and amortization	31,349	28,570	61,662	56,462
General and administrative	4,486	4,025	8,522	7,306
Indirect leasing costs	134	166	464	274
	64,026	58,112	126,525	115,222
OTHER INCOME (EXPENSE)
Interest expense	(8,181)	(8,346)	(16,457)	(16,803)
Other	210	230	411	467
NET INCOME	27,578	23,487	54,935	46,785
Net income attributable to noncontrolling interest in joint ventures	(20)	(3)	(38)	(4)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	27,558	23,484	54,897	46,781
Other comprehensive income (loss) - interest rate swaps	(1,263)	(1,824)	6,951	(17,614)
TOTAL COMPREHENSIVE INCOME	$26,295	21,660	61,848	29,167

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.69	0.60	1.38	1.20
Weighted average shares outstanding	40,068	39,007	39,871	38,945
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.69	0.60	1.37	1.20
Weighted average shares outstanding	40,165	39,077	39,965	39,019

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$27,558	23,484	54,897	46,781
Depreciation and amortization	31,349	28,570	61,662	56,462
Company’s share of depreciation from unconsolidated investment	34	34	68	69
Depreciation and amortization from noncontrolling interest	—	(37)	—	(79)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	58,941	52,051	116,627	103,233
Gain on casualties and involuntary conversion	—	(161)	—	(161)
FFO EXCLUDING GAIN ON CASUALTIES AND INVOLUNTARY CONVERSION	$58,941	51,890	116,627	103,072

NET INCOME	$27,578	23,487	54,935	46,785
Interest expense (1)	8,181	8,346	16,457	16,803
Depreciation and amortization	31,349	28,570	61,662	56,462
Company’s share of depreciation from unconsolidated investment	34	34	68	69
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	67,142	60,437	133,122	120,119
Gain on sales of real estate investments and non-operating real estate	—	—	—	—
EBITDA FOR REAL ESTATE (“EBITDAre”)	$67,142	60,437	133,122	120,119

Debt	$1,316,129	1,232,564	1,316,129	1,232,564
Debt-to-EBITDAre ratio	4.90	5.10	4.94	5.13
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.69	0.60	1.37	1.20
FFO attributable to common stockholders	$1.47	1.33	2.92	2.65
FFO Excluding Gain on Casualties and Involuntary Conversion attributable to common stockholders	$1.47	1.33	2.92	2.64
Weighted average shares outstanding for EPS and FFO purposes	40,165	39,077	39,965	39,019

(1)  Net of capitalized interest of $2,157 and $2,623 for the three months ended June 30, 2021 and 2020, respectively; and $4,394 and $5,184 for the six months ended June 30, 2021 and 2020, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

NET INCOME	$27,578	23,487	54,935	46,785
Interest income	(3)	(21)	(4)	(50)
Other revenue	(13)	(215)	(27)	(266)
Indirect leasing costs	134	166	464	274
Depreciation and amortization	31,349	28,570	61,662	56,462
Company’s share of depreciation from unconsolidated investment	34	34	68	69
Interest expense (1)	8,181	8,346	16,457	16,803
General and administrative expense (2)	4,486	4,025	8,522	7,306
Noncontrolling interest in PNOI of consolidated joint ventures	(16)	(41)	(31)	(84)
PROPERTY NET OPERATING INCOME (“PNOI”)	71,730	64,351	142,046	127,299
PNOI from 2020 and 2021 acquisitions	(772)	(130)	(1,456)	(171)
PNOI from 2020 and 2021 development and value-add properties	(6,249)	(2,832)	(11,317)	(4,843)
PNOI from 2020 operating property dispositions	—	(310)	—	(544)
Other PNOI	42	57	101	104
SAME PNOI (Straight-Line Basis)	64,751	61,136	129,374	121,845
Net lease termination fee income from same properties	(18)	(25)	(594)	(469)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	64,733	61,111	128,780	121,376
Straight-line rent adjustments for same properties	(477)	(147)	(1,268)	(468)
Acquired leases - market rent adjustment amortization for same properties	(237)	(363)	(425)	(735)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$64,019	60,601	127,087	120,173

(1) Net of capitalized interest of $2,157 and $2,623 for the three months ended June 30, 2021 and 2020, respectively; and $4,394 and $5,184 for the six months ended June 30, 2021 and 2020, respectively.

(2) Net of capitalized development costs of $1,591 and $1,761 for the three months ended June 30, 2021 and 2020, respectively; and $3,280 and $3,605 for the six months ended June 30, 2021 and 2020, respectively.